EXHIBIT 23.a

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 of our reports, which include an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern and an explanatory paragraph referring to the Company's change in method of accounting for income taxes, dated March 10, 1995 on our audits of the financial statements and the financial statement schedule of Mercom, Inc. We also consent to the reference to our firm under the caption "Experts."



                                       /s/ Coopers & Lybrand L.L.P.
                                       COOPERS & LYBRAND L.L.P.



Philadelphia, Pennsylvania
April 19, 1995